UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2004

SMTEK INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-08101	33-0213512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Science Drive Moorpark, California		93021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (805) 532-2800

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                                                                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                                                 Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐                                                                                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                                                 Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 18, 2004, Robert Miller, the Registrant’s Vice President, Sales and Marketing, executed an Employment Agreement with the Registrant.  The Employment Agreement is dated as of February 5, 2004 and is effective as of that date.

Under the terms of his Employment Agreement with the Registrant, Mr. Miller receives an initial base annual salary of $160,000.

Additionally, under his Employment Agreement, Mr. Miller may qualify for a quarterly bonus of up to $22,500 per quarter by meeting certain revenue objectives and financial goals established via mutual written agreement by Mr. Miller and the Registrant’s CEO and as approved by the Compensation Committee of the Registrant’s Board of Directors.  Such bonuses are payable only if Mr. Miller is employed by and in good standing with the Registrant at the time the bonus is determined.

The Employment Agreement also provides Mr. Miller with (i) the right to participate in other unspecified benefits and benefit plans that the Registrant generally makes available to its full-time regular employees, (ii) a car allowance of $650 per month, (iii) a cell phone with monthly charges reasonably limited by the Registrant’s Board of Directors; and (iv) a corporate credit card with charges reasonably limited by the Registrant’s Board of Directors.

Under Mr. Miller’s Employment Agreement, the Registrant or Mr. Miller may terminate the employment relationship at any time; however, if the Registrant terminates Mr. Miller’s employment without cause, then the Registrant will be obligated to pay Mr. Miller three months’ severance, if Mr. Miller has served less than one year, six months’ severance, if Mr. Miller has served more than one year but less than two years, and 12 months’ severance, if Mr. Miller has served more than two years.

Additionally, if Mr. Miller terminates his employment (i) within sixty days after the Registrant (A) relocates the Registrant’s headquarters more than 20 miles from Moorpark, California, or (B) requires Mr. Miller to physically report for his employment duties more than 20 miles from Moorpark, California; (ii) pursuant to a direct request of the CEO or the Board, or (iii) within 60 days after the Registrant materially reduces his functions, duties or other responsibilities or reporting relationships or otherwise demotes him, then any such termination set forth in clauses (i) through (iii) above is treated as an involuntary termination for cause by the Registrant, entitling Mr. Miller to severance as set forth in the immediately preceding paragraph.

Mr. Miller’s Employment Agreement contains non-compete and non-solicitation provisions that prevent him from competing with and soliciting the employees of the Registrant while the Employment Agreement is in effect and for period of six months thereafter.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

10.1                           Employment Agreement with Robert Miller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 7, 2004

SMTEK INTERNATIONAL, INC.

By:	/s/ Kirk A. Waldron
Name:	Kirk A. Waldron
Its:	Interim President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement with Robert Miller